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                                                                    EXHIBIT 10.2



                               SERVICING AGREEMENT


         THIS SERVICING AGREEMENT, dated as of _______________, 1999 (the "Servicing Agreement"), is entered into by and between Transition Leasing Management, Inc., a Texas corporation ("Transition Leasing"), in its capacity as servicer of certain motor vehicles lease contracts (the "Servicer"), and Transition Auto Finance III, Inc., a Texas corporation ("Buyer").

                              W I T N E S S E T H :

         WHEREAS, subject to the terms and conditions of that certain Master Contract Acquisition Agreement dated of even date herewith between Transition Leasing and Buyer relating to the acquisition of certain motor vehicles and motor vehicle lease contracts by Buyer from or through Transition Leasing (the "Master Contract Acquisition Agreement;" all capitalized terms used herein and not otherwise herein defined shall have the same meaning as set forth in the Master Contract Acquisition Agreement or the Indenture). Buyer desires to acquire certain Leased Vehicles and Contracts that will be described in Monthly Report Certificates to be delivered by Transition Leasing to Buyer pursuant to
Section 2 of the Master Contract Acquisition Agreement; and

         WHEREAS, Buyer has requested the Servicer to undertake the collection and servicing responsibilities with respect to any and all of the Contracts and to account to Buyer therefor as provided herein;

         NOW, THEREFORE, the parties agree as follows:

         1. APPOINTMENT OF AND ACCEPTANCE BY THE SERVICER OF SERVICING OBLIGATIONS.

                  A. The Servicer, on behalf of Buyer, shall during the term of the Servicing Agreement manage, administer and collect each of the Contracts and shall exercise discretionary powers involved in such management, administration and collection, and shall bear all costs and expenses incurred in connection therewith, that may be necessary or advisable in carrying out the Agreement. In the management, administration and collection of the Contracts, the Servicer shall use at least the same care and apply the same policies that it would exercise if it owned the Contracts, including but not limited to the servicing criteria as set forth in EXHIBIT A attached hereto.

                  B. The Servicer shall have the full power and authority to do those things in connection with such servicing, administration and collection activities that it may deem necessary or desirable in order to maximize receipts collected from Obligors or foreclosure and sale of Lease Vehicles underlying the Contracts. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of Buyer, instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, in order to evidence payments received with respect to the Contracts and, after the delinquency of any Contracts and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Contracts; PROVIDED, HOWEVER, that the Servicer shall not commence any legal action against an Obligor in the name of Buyer without the prior written consent of Buyer, which Buyer shall furnish the Servicer to carry out its servicing and administrative duties hereunder.


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         2. TERM. The Servicing Agreement shall commence as of the date first written above and shall continue so long as the Buyer has any outstanding Contracts that remain to be collected, absent a Servicer Event of Default (as defined herein below).

         3. COMPENSATION. In exchange for the services provided to Buyer as described and governed herein, Servicer shall receive on or before the fifteenth day of the month following a month in which such services are provided, and upon receipt by Buyer of all required, duly prepared and properly executed Monthly Report Certificates from Acquisition Agent, a Contract Servicing Fee (herein so called) equal to Twenty and 00/100 Dollars ($20.00) times the aggregate number of Contracts serviced by Servicer during the previous month. Such aggregate number of Contracts shall equal the sum of all Contracts identified in the Monthly Report Certificates, less all Contracts that have been previously paid in full by their Obligors, and less all Contracts in which an Obligor default has occurred and Servicer has assigned the related Leased Vehicle for repossession.

         Additionally, any third-party expenditures pursuant to Section II(C) and III(A) of EXHIBIT A to the Servicing Agreement with respect to any particular Contract shall be paid for from the proceeds from collection or from resale of the repossessed Leased Vehicle relating to that Contract.

         4. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents, warrants and covenants to Buyer that:

                  A. ORGANIZATION AND GOOD STANDING. The Servicer is a corporation duly organized, existing and in good standing under the laws of Texas, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently contemplated, and to execute, deliver and perform its obligations under the Servicing Agreement.

                  B. DUE QUALIFICATION. The Servicer is duly qualified and has registered as a foreign corporation in each state where such qualification is required in order to service the Contracts as required by the Servicing Agreement and has obtained all necessary licenses, approvals or consents as are required under applicable law to perform its duties hereunder.

                  C. DUE AUTHORIZATION. The execution, delivery and performance of the Servicing Agreement has been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

                  D. BINDING OBLIGATION. The Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                  E. NO VIOLATION. The execution and delivery of the Servicing Agreement by the Servicer and the performance of the transactions contemplated by the Servicing Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse



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of time or both) a default under, any requirement of law applicable to the
Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

         5. COVENANTS OF THE SERVICER. From and after the date hereof until such time as the Servicing Agreement terminates, Servicer, as an independent contractor, shall at its own expense, direct all Obligors on the Contracts to remit all collections and payments directly to, or otherwise cause all payments on the Contracts to be deposited in, Servicer's Master Collections Account. Servicer shall have no ownership in or authority to amend, modify, change or terminate the Master Collections Account without the prior written consent of the Buyer. Servicer agrees and covenants that all Obligors will utilize payment books with remittance instructions or monthly statements directing all payments to be remitted directly to the Master Collections Account, and Servicer additionally agrees that all cash, checks, notes, drafts or other items that it receives otherwise than through the Master Collections Account attributable to the Contracts including proceeds from resale of repossessed Leased Vehicles, Leased Vehicles returned upon the expiration of their lease terms and recoveries on insurance claims, shall be deposited in the Master Collections Account within two business days of receipt.

         The Servicer acknowledges that any collections or proceeds from the Contracts in the Master Collection Account, or otherwise in the possession or control of the Servicer, are the Buyer's property and subject to the security interest granted to the Trustee under the Indenture. In holding such proceeds and collections, the Servicer agrees to act as custodian and bailee of the Buyer and the Trustee at all times. The Servicer agrees, for the benefit of the Buyer, the Trustee and the holders of the Notes, to act as such custodian and bailee, and to hold and deal with such proceeds and collections, as custodian and bailee for the Buyer and the Trustee, in accordance with the provisions of the Indenture. It is intended that the Trustee, as a secured party, shall be deemed to have possession of such proceeds and collections for purposes of Section 9-305 of the UCC of the state in which such property is located.

                  A. OPERATIONS. The Servicer shall collect the Contracts in an orderly and efficient manner consistent with good business practices and in accordance with all applicable federal, state and local laws and regulations.

                  B. RECORDS. So long as Buyer has not given notice of termination pursuant to SECTION 9, the Servicer shall (i) hold in trust and safely keep all Contract Closing Documents and such other documents as may be required for the enforcement of the Contracts; (ii) keep such accounts and other records as will enable Buyer to determine the status of the Contracts; (iii) keep such books and records at its offices identified in SECTION 14 herein; and
(iv) permit Buyer and its representatives at any time to inspect, audit, check and make abstracts from Servicer's accounts, records, correspondence and other papers pertaining to the Contracts, together with the account balance of such accounts and the payment history related thereto. The Servicer shall provide Buyer with monthly reports updating the information relating to account balances and activity and certifying the amounts collected on the Contracts during the preceding month.

                  C. CONTINUATION STATEMENTS. If Buyer so requests, the Servicer shall execute and file documents that shall reflect Buyer as the owner of the Leased Vehicle, including registration of the Certificates of Title in the name of Buyer and/or any other documents requested



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by Buyer or that may be required by law to preserve fully and protect the interest of Buyer in and to the Contracts.

                  D. PRINCIPAL EXECUTIVE OFFICE. The Servicer shall not, without providing thirty days' notice to Buyer, and without filing such amendments to any previously filed financing statements as Buyer may require,(i) change the county where its principal executive office or the offices where the records relating to the Contracts are kept, or (ii) change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by Buyer or the Servicer or any provision hereof seriously misleading within the meaning of Section 9-402(7) of any applicable enactment of the Uniform Commercial Code.

                  E. NO IMPAIRMENT. The Servicer will duly fulfill all obligations on its part to be fulfilled under or in connection with each Contract and will do nothing to materially impair the rights of Buyer in the Contracts.

                  F. COMPLIANCE WITH LAW. The Servicer will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Contracts or any part thereof; PROVIDED, HOWEVER, that the Servicer may contest any act, regulation, order, decree or direction in any reasonable manner that shall not materially and adversely affect the rights of Buyer in the Contracts. The Servicer will comply, in all material respects, with any obligation of a holder of a Contract to the Obligor thereof arising under such Contract or under applicable law.

                  G. SECURITY INTEREST. Except for the transfers of Contracts to the Buyer under the Master Contract Acquisition Agreement, the Servicer will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on any Contracts, or the books or records relating to any Contracts, or any interest therein; the Servicer will immediately notify Buyer of the existence of any lien on any Contracts; the Servicer shall defend the right, title and interest of Buyer in, to and under the Contracts, whether now existing or hereafter transferred to Buyer, against all claims of third parties claiming through or under the Servicer.

                  H. PAYMENT OF FEES AND EXPENSES OF TRUSTEE. The Servicer shall, if the Buyer does not so pay, pay the fees and expenses of the Trustee under the Indenture as such fees and expenses become payable from time to time pursuant to Section 7.7 of the Indenture, and hereby agrees to indemnify the Trustee and its agents as provided in said Section 7.7. The Servicer shall be entitled to seek reimbursement for such fees and expenses from any funds of the Buyer that are not subject to the lien of the Indenture.

                  I. SERVICING COMPENSATION. As compensation for the performance of its obligations under the Servicing Agreement and subject to the terms of this SECTION 5(I), the Servicer shall be entitled to receive payment of the Servicing Fees from the Buyer, out of amounts available for that purpose in the Operating Account pursuant to Section 4.2 of the Indenture. Payment of such Servicing Fees shall be conditioned upon the availability in the Operating Account of amounts intended for such purpose after satisfaction of all higher priority applications of such funds under Section 4.2(f) of the Indenture and after creation of a reserve to pay all interest due on the Outstanding Securities on the next Payment Date, any deficiency being carried over and not



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payable (without accountability for interest) until sufficient amounts become available for that purpose in the Operating Account. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses and can be reimbursed out of related Liquidation Proceeds.

                  J. REALIZATION UPON DEFAULTED CONTRACTS. In accordance with the servicing procedures specified in the Servicing Agreement, the Servicer shall repossess, or otherwise comparably convert the ownership of, any Leased Vehicle securing a Defaulted Contract and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Servicing Agreement. In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual for responsible holders of lease contracts and as shall be in compliance with all applicable laws, and, in connection with the repossession of any Leased Vehicle or any Defaulted Contract, may commence or prosecute any judicial proceedings in respect of such Contract in its own name, or if the Servicer deems it necessary, in the name of the Buyer or the Trustee, on behalf of the Buyer or on behalf of the Trustee. The Servicer's obligations under this Section are subject to the provision that, in the case of damage to a Leased Vehicle from an insured cause, the Servicer shall not be required to expend its own funds in repairing such motor vehicle unless it shall determine (i) that such restoration will increase the Liquidation Proceeds of the related Contract, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by it either as Liquidation Expenses or as expenses recoverable under an applicable insurance policy. The Servicer shall be responsible for all other costs and expenses incurred by it in connection with any action taken in respect of a Defaulted Contract; provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy. All Liquidation Proceeds (net of Liquidation Expenses) and Insurance Proceeds (net of expenses incurred by the Servicer and recoverable under the related insurance policy and net of the portion thereof applied to the repair of any Leased Vehicle or released to an Obligor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Master Collections Account to the extent required by the Servicing Agreement.

                  K. APPOINTMENT OF CUSTODIAN FOR CONTRACT DOCUMENTS. Except as otherwise provided in the Indenture, upon delivery of the Contract Documents to the Trustee for any Contracts purchased by the Buyer under Section 4.3 of the Indenture, possession of the Contract Documents will be retained by the Trustee or any other financial institution appointed by the Buyer and the Trustee to act as custodian and bailee of the Contract Documents for the Trustee and the Buyer. If another financial institution is appointed, it is intended that the Trustee, as secured party, shall be deemed to have possession of the Contract Documents for purposes of Section 9-305 of the UCC of the state in which the Contract Documents are located.

                  L. COLLECTING TITLE DOCUMENTS NOT DELIVERED AT THE CLOSING DATE. If the Title Document for a Leased Vehicle does not reflect the Buyer as owner and first lienholder and the Trustee as second lienholder at the time of the Buyer's purchase direct from a Dealer of the Leased Vehicle, the Servicer shall confirm, prior to the Buyer's purchase, that an appropriate application has been made to transfer the title of the Title Document to the Buyer with



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such Title Document reflecting the Buyer as owner and first lienholder and the
Trustee as second lienholder.

         In the case of any Contract in respect of which the Title Document for the related Leased Vehicle showing the Buyer as owner and first lienholder and the Trustee as second lienholder has been applied for in connection with the purchase of the Contract, the Servicer shall use reasonable efforts to obtain such Title Document and promptly upon receipt thereof to make application for the transfer of the ownership noted thereon to the Buyer and the second lien in favor of the Trustee. In the case of any Contract in respect of which the Title Document for the related Leased Vehicle showing the Buyer as owner and first lienholder and the Trustee as second lienholder has been applied for in connection with the purchase of the Contract or thereafter, the Servicer shall use reasonable efforts to obtain such Title Document and to deliver it to the Trustee (or other financial institution appointed as custodian for the Contract Documents) as promptly as possible. If such Title Document showing the Buyer as owner and first lienholder and Trustee as second lienholder is not received by the Trustee (or other custodian) within 30 days after the Purchase Date, then the representation and warranty in Section 4.4 of the Indenture in respect of such Contract shall be deemed to have been incorrect in a manner that materially and adversely affects the Security holders.

         The Servicer shall deliver to the Trustee on a monthly basis a listing of Contracts that as of the date prior to such delivery do not show the Buyer as owner and first lienholder and the Trustee as second lienholder on the Title Documents for such Contracts.

         Any fees charged for the transfer of ownership or liens on the Title Documents for the Leased Vehicles into or out of the Buyer's or Trustee's name, as appropriate, shall be paid by the Buyer as an Allowed Expense.

                  M. REPORTING BY THE SERVICER. On or prior to each Servicer Report Date, the Servicer shall render to the Buyer the Monthly Report, in respect of the immediately preceding Collection Period, which shall set forth the following:

                  (i) A confirmation that all proceeds (including all written instruments, Full Prepayments, Net Liquidation Proceeds and Net Insurance Proceeds) received by Servicer during such Collection Period and attributable to the Contracts (and any related Leased Vehicles) owned the Buyer have been deposited into the Master Collections Account;

                  (ii) A confirmation that all funds that were deposited into the Master Collections Account during such Collection Period and that were attributable to the Contracts and related Leased Vehicles owned by the Buyer have been transferred to the Operating Account;

                  (iii) Attached to the Monthly report should be detailed collection, receivables and delinquencies reports listing, by Contract Number, the daily proceeds received from each Contract during such Collection Period and deposited in the Master Collections Account (including any Net Liquidation Proceeds and Net Insurance Proceeds and any prepayments by Obligors) and the unpaid



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                           installment balance and the past due installments as
                           of the end of the Collection Period for each Contract;

                  (iv) Attached to the Monthly Report should be a detailed repossession, liquidation and loss report listing, by Contract Number, Contracts assigned for repossession, the repossessions of Leased Vehicles, the sales of repossessed Leased Vehicles or Leased Vehicles returned upon the termination of their Contracts and resulting proceeds, any Net Insurance Proceeds and any other Net Liquidation Proceeds during the Collection Period; and

                  (v) Any other information relating to the Contracts reasonably requested by the Buyer or the Trustee.

         On or before 45 days after the end of each fiscal quarter of the Servicer, the Servicer shall deliver an Officers' Certificate to the Buyer and the Trustee to the effect that a review of the activities of the Servicer during the Servicer's preceding fiscal quarter has been made under the supervision of the officers executing such Officers' Certificate with a view to determining whether during such period the Servicer has performed and observed, in all material respects, its obligations under the Indenture and the Servicing Agreement, and either (A) stating that to the best of their knowledge no default by the Servicer under the Indenture or the Servicing Agreement has occurred and is continuing, or (B) if such a default has occurred and is continuing, specifying such default and the nature and status thereof. Such certificate need not comply with Section 11.4 of the Indenture.

                  N. ANNUAL ACCOUNTANTS' REPORTS. On or before 120 days after the end of each fiscal year of the Servicer, the Servicer and the Buyer shall deliver to the Trustee separate reports, prepared by a firm of independent accountants selected by the Servicer and the Buyer, that (i) they have examined the balance sheets of the Servicer and the Buyer is of the last day of said fiscal year and the related statements of operations, retained earnings and changes in financial position for such fiscal year and have issued an opinion thereon, specifying the date thereof, (ii) they have also examined certain documents and the records to the Contracts, (iii) their examination as described under clauses (i) and (ii) above was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as they considered necessary in the circumstances, and (iv) their examination described under clauses (i) and (ii) above disclosed no exceptions that, in their opinion, were material, relating to such Contracts, or, if any such exceptions were disclosed thereby, setting forth such exceptions that, in their opinion, were material.

                  O. CORPORATE EXISTENCE; STATUS OF SERVICER; MERGER. The Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Texas, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Contract Documents, the Indenture and the Servicing Agreement.

         The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any person unless the corporation formed by such consolidation or into which the Servicer has merged or the person that acquires by conveyance, transfer or lease substantially all the assets of the Servicer as an entirety is an entity



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organized and existing under the laws of the United States or any state or the
District of Columbia and executes and delivers to the Buyer and the Trustee an agreement in form and substance reasonably satisfactory to the Buyer and the Trustee, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Indenture and the Servicing Agreement.

                  P. THE SERVICER NOT TO RESIGN; ASSIGNMENT. The Servicer shall not resign from the duties and obligations hereby imposed on it except upon determination by its Board of Directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties under the Indenture would cause it to be in violation of such legal requirements in a manner that would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by a resolution of its Board of Directors to such effect. No such resignation shall become effective unless and until a new servicer acceptable to the Buyer is willing to service the Contracts and enters into a servicing agreement with the Buyer in form and substance substantially similar to the Servicing Agreement. No such resignation shall affect the obligation of the Servicer to repurchase any Contract pursuant to the Servicing Agreement.

         The Servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations hereunder, provided that the Servicer may assign the Indenture and in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with SECTION 5(O) and provided further that the Servicer may contract with industry qualified third parties for the performance of its duties under the Servicing Agreement, except that any such contract shall not relieve the Servicer from liability for its obligations under the Servicing Agreement.

                  Q. PURCHASE OF CERTAIN CONTRACTS. The representations and warranties of the Servicer set forth in Section 4.4 of the Indenture with respect to each Contract shall survive delivery of the Contract Documents to the Trustee and shall continue so long as such Contract remains outstanding. Upon discovery by the Buyer, the Servicer or the Trustee that any of such representations or warranties was incorrect as of the time made or that any of the Contract Documents relating to any such Contract has not been properly executed by the Obligor or the Servicer or contains a material defect or has not been received by the Trustee, the party making such discovery shall give prompt notice to the other and to the Trustee (other than in cases where the Trustee has given notice thereof). If any such defect, incorrectness or omission materially and adversely affects the interest of the Security holders in and to the related Contract, the Servicer shall, within 90 days after discovery thereof or receipt of notice thereof, cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which representation or warranty was incorrect as of the time made. If the Servicer is unable to do so, it shall purchase such Contract from the Buyer through a deposit into the Master Collections Account no later than the end of the Collection Period during which such 90-day period expired of an amount equal to the purchase price paid by the Buyer for such Contract less any lease payments from the Obligor relating to the Contract after the Buyer's purchase of the Contract. Upon such deposit, the Servicer shall be entitled to request a release of the defective Contract from the lien of the Indenture pursuant to Section 4.4(a) of the Indenture. Upon any such purchase, the Buyer and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer any Contract purchased hereunder.



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         It is understood that, without limiting the meaning of the term
"materially and adversely affects," the interest of the Securityholders shall be deemed materially and adversely affected if (i) the Buyer, the Trustee or of any such Securityholders are put under any obligation to pay any other Person any of such money as a result of any such defect or misrepresentation, or (ii) the Trustee or the Holders of Securities representing not less than 25% of the aggregate principal amount of the Outstanding Securities, acting reasonably, determine, by notice to the Buyer, that such defect or misrepresentation materially and adversely affects the interests of the Holders of Securities in and to a Contract.

         6. MAINTENANCE OF INTERNAL CONTROL AND PROCEDURES. Servicer shall, at all times during the term of the Servicing Agreement, follow internal control procedures consistent with loan servicing industry standards and, at the request of Buyer, will supply same in written form for review purposes.

         7. COMPUTER. Servicer shall, at all times during the term of the Servicing Agreement, utilize in the operation of its business the industry standard computer software and contract information maintenance system, such system to be approved by Buyer.

         8. SERVICER EVENTS OF DEFAULT. The occurrence and continuation of any one of the following events shall be a "Servicer Event of Default" under the Servicing Agreement:

                  A. Failure on the part of the Servicer to remit collections on the Contracts to the Master Collections Account when due and continuance of such failure for four Business Days; or

                  B. An involuntary case is commenced or filed against the Servicer under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property, or for the winding up of the affairs of, liquidation, dissolution, or reorganization of the Servicer and the continuance of such case or filing unstayed for a period of thirty consecutive days; or

                  C. An order for relief shall be entered in a case under title 11 of the United States Code on which the Servicer is a debtor, or the Servicer shall become insolvent or admit in writing it s inability to pay its debts as they come due, or the commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing.

                  D. Failure by Servicer to service and collect amounts due from Obligors under Contracts in accordance with the servicing criteria described in EXHIBIT A attached hereto.



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         9. REMEDIES.

                  A. If a Servicer Event of Default shall have occurred, Buyer may, by notice given in writing to the Servicer, terminate all of the rights and obligations of the Servicer under the Servicing Agreement. Notwithstanding any termination of the rights and obligations of the Servicer, the Servicer shall remain responsible for any acts or omissions to act by it as Servicer prior to such termination.

                  B. Buyer is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of a transfer of servicing rights to a successor servicer.

                  C. The Servicer agrees to cooperate with Buyer and any successor servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such successor servicer of all authority of the Servicer to service the Contracts provided for under the Servicing Agreement.

                  D. In the event the rights and responsibilities of the Servicer are terminated, as provided above, Buyer may take such steps as may be appropriate or necessary to protect and preserve the Trust Estate, and to assure the orderly transfer of authority and responsibility to the successor Servicer, and to assure that title to all assets of the Trust Estate are vested in Buyer, with security interests vested in Buyer and Trustee (including all steps deemed necessary or advisable by the Trustee), and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption, including, without limitation, directing the Obligors to remit Lease payments and all other payments in respect of the Contracts to an account or address designated by the Buyer or such new servicer. This right of termination is cumulative and not exclusive of all other rights and remedies from time to time conferred upon or reserved to the Buyer or the Trustee that either of them may have at law or in equity. The right or remedy may be exercised from time to time and as often as deemed expedient. No delay or omission in insisting upon the strict observance or performance of any provision of the Servicing Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy.

         10. COVENANTS OF THE BUYER. From and after the date hereof until such time as this Servicing Agreement shall terminate, Buyer shall maintain its right to do business in Texas as a corporation organized under the laws of the State of Texas, and shall maintain all licenses and qualifications necessary for it to conduct its business. It will provide to Servicer all assistance reasonably requested by Servicer to enable Servicer to perform its obligations under this Servicing Agreement.

         11. SUCCESSORS AND ASSIGNS. The Servicing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Servicer may contract with industry-qualified parties for the performance of any or all of its obligations arising hereunder but no such contract shall relieve Servicer from liability for its performance hereunder.



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

         12. BUYER EVENT OF DEFAULT; SERVICER'S REMEDIES. In the event that Buyer should fail to pay any fees or compensation due under the Servicing Agreement, within ten (10) days of the date they are due, or are submitted for payment, whichever is less, or shall fail to perform any of its duties or to observe or perform any other term, covenant, condition or agreement provided within the Servicing Agreement, said failure shall constitute an event of default by the Buyer. In the event of such default, Servicer shall have the option of terminating the Servicing Agreement in addition to all remedies available in equity or law.

         13. MODIFICATIONS AND WAIVERS. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, not shall any waiver of any right, power or privilege hereunder operate as a waiver of any other right, power of privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that the parties hereto may otherwise have at law or in equity. No waiver shall be valid in the absence of the written and signed consent of the party against which enforcement of such is sought.

         14. NOTICE. Except as otherwise specifically provided herein, any notice hereunder shall be in writing (including telegraphic or telecopy communication) and, if mailed, shall be deemed to be given when sent by registered or certified mail, postage prepaid, or if telegraphed when delivered to the telegraph company, or if telecopied when transmitted, or otherwise when delivered in person to the addressee and a receipt given for, in all such instances addressed to the respective party as follows:

                           To Servicer:     Transition Leasing Management, Inc.
                                            5422 Alpha Road, Suite 100
                                            Dallas, Texas 75240
                                            Attn: Ken Lowe, President

                           To Buyer:        Transaction Auto Finance III, Inc.
                                            5422 Alpha Road, Suite 100
                                            Dallas, Texas 75240
                                            Attn: Ken Lowe, President

         15. AMENDMENT. The Servicing Agreement may be amended, supplemented or modified only with the written consent of the parties hereto.

         16. CHOICE OF LAW. THE SERVICING AGREEMENT, AND THE VALIDITY AND ENFORCEMENT HEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

         17. SEVERABILITY. If any provision of the Servicing Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of the Servicing Agreement, the legality, validity and enforceability of the remaining provisions of the Servicing Agreement, shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of the Servicing Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         18. ENTIRE AGREEMENT. This instrument embodies the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

         19. COUNTERPARTS. The Servicing Agreement may be executed in one or more counterparts, each of which for all purposes is to be deemed an original.

         20. SURVIVAL. All covenants, agreements, undertakings, indemnities, representations and warranties made herein shall survive both the execution and the termination hereof and shall not be affected by any investigation made by any party.

         21. FURTHER ASSURANCES. Servicer shall furnish to Buyer at the request of the Buyer such additional information concerning the Contracts as Buyer may from time to time reasonably request in order to establish compliance with the terms and conditions of the Servicing Agreement, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such supplements hereto and such further instruments as may reasonably be required or appropriate and permitted by law to further express the intention, or to facilitate the performance of the Servicing Agreement.

                                       "BUYER"

                                       Transition Auto Finance III, Inc.


                                       By:
                                           --------------------------------
                                              Ken Lowe, President





                                       "SERVICER"

                                       TRANSITION LEASING MANAGEMENT, INC.


                                       By:
                                           --------------------------------
                                              Ken Lowe, President

                               SERVICING AGREEMENT

                                    EXHIBIT A

                               SERVICING CRITERIA


         At all times during the term of this Servicing Agreement as set forth in Section 2 therein, Servicer shall perform its duties in material accordance with the Servicing Agreement, and observe the following covenants and criteria (referred to as the "servicing criteria"):

         I. SERVICING ACTIVITY REPORT

                  A. Servicer shall prepare a Monthly Report Certificate (the "Certificate") signed by an officer of Servicer who shall certify as to the authenticity and accuracy therein, that all Contracts managed by Servicer were collected and repossessed in accordance with the terms and conditions of the Servicing Agreement, including the servicing criteria described herein, and that no Servicing Event of Default as described in Section 8 of the Servicing Agreement has occurred since the date of the last such Certificate.

                  B. The Certificate shall contain collection information on each Contract since the date of the last such Certificate, including adequately segregated information of all past due accounts, repossessions, charge-offs, and extensions. Supporting documents shall be made available to Buyer on a demand basis, and such records shall be properly and safely maintained.

                  C. The Certificate shall be delivered to Buyer on or before the tenth day of the month following the month covered thereunder.

         II. COLLECTION POLICY

                  A. All Obligors under related Contracts will be issued a preprinted payment book, monthly statements or other remittance advice or instructions that will specifically request that all payments be made to Servicer's Master Collections Account lockbox.

                  B. Servicer shall contact any Obligor on a past due Contract within ten days after the payment due date for the purpose of pursuing collections and shall adequately update all credit and collection file records with respect to such activities.

                  C. Any material extensions, modifications, or acceptances of partial payments by Obligors, and any related necessary Contract amendments and/or default waivers by Servicer, shall be approved by the chief credit officer or president of Servicer or its assigns, and all necessary third party charges and explanations relating thereto shall be documented in the collection file records.

         III. OBLIGOR DEFAULT



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

                  A. If, at any time, an Obligor is more than thirty days past due on a payment owed by him under a Contract, Servicer shall engage an independent third party contractor to repossess the Leased Vehicle.

                  B. Following repossession of a Leased Vehicle, (i) Servicer will proceed to cause the Leased Vehicle to be sold at an automobile auction and deliver the proceeds to Buyer, or (ii), if the Obligor has not previously defaulted, Servicer may, in its discretion upon the exercise of reasonable judgment as to the financial responsibility of Obligor and any other pertinent factors, allow Obligor to regain possession of the Leased Vehicle upon payment of late charges and repossession costs. In the situation in which Obligor is allowed to regain possession of the Leased Vehicle, Obligor will be advised that if default occurs a second time, the Leased Vehicle will be repossessed and sold, and Obligor will not be given the opportunity to cure the default and regain possession of the Leased Vehicle, unless otherwise required by applicable law.



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